Exhibit 99.2

                         Form 4 Joint Filer Information



Names of the Reporting Persons:                o  TDR Capital `A' LP

                                               o  TDR Capital `B' LP

                                               o  TDR Capital `C' LP

                                               o  TDR Capital Co-Investment LP

                                               o  TDR Capital General Partner LP

                                               o  Stephen Robertson

                                               o  Manjit Dale

Address for each of the Reporting Persons:     One Stanhope Gate, London,
                                               United Kingdom, W1K 1AF

Date of Earliest Transaction Required to be    October 31, 2007
Reported:

Designated Filer for each of the Reporting     TDR Capital LLP
Persons:

Issuer & Ticker Symbol for each of the         Williams Scotsman International,
Reporting Persons:                             Inc.; WLSC

Title of Security for each of the Reporting    Common Stock, $.01 par value
Persons:

Transaction Code for each of the Reporting     P
Persons:

Securities Acquired:                           o  Amount of Securities Acquired:
                                                  10,927,773

                                               o  Price: $28.25

                                               o  Amount of Securities
                                                  Beneficially Owned Following
                                                  Reported Transactions: 0

                                               o  Ownership Form: I

                                               o  Nature of Indirect Beneficial
                                                  Ownership: See Exhibit 99.1